                                                                       EXHIBIT 1

                         [FREE TRANSLATION FROM HEBREW]

                          The Companies Law 5759 - 1999

To:
The Companies Registrar

                            NOTICE OF ARTICLES CHANGE

       (In accordance with Section 20, 21 of the Companies Law 5759 - 1999
                                  (the "LAW"))

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             The Company                      VOCALTEC COMMUNICATIONS LTD.
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         Registration Number                         52-004262-3
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Hereby notifies that on November 4, 2009, the shareholders of the Company unanimously resolved in writing to replace the Company's Articles of Association as follows(1):

"RESOLVED, TO AMEND ARTICLE 38 OF THE ARTICLES OF ASSOCIATION OF THE COMPANY BY
PROVIDING THAT THE MAXIMUM NUMBER OF DIRECTORS THAT THE BOARD OF DIRECTORS OF
THE COMPANY MAY CONSIST OF SHALL BE 7 DIRECTORS."

"RESOLVED, TO AMEND ARTICLE 39(A) OF THE ARTICLES OF ASSOCIATION OF THE COMPANY
SO AS TO CORRECT A CLERICAL ERROR, AS SET FORTH IN THE PROPOSED AMENDMENT TO THE
ARTICLES OF ASSOCIATION ATTACHED TO THE PROXY STATEMENT AS ANNEX A."

"RESOLVED, TO AMEND ARTICLE 39(A) OF THE ARTICLES OF ASSOCIATION OF THE COMPANY
SO AS TO EFFECT A CLASSIFICATION OF THE COMPANY'S BOARD AS DESCRIBED IN THE
PROXY STATEMENT."

I hereby certify that this notice reflects the resolution taken by the shareholders of the Company.

I hereby certify that I am an officeholder of the Company as set for in Section
39 of the Law.

------------------- ------------ ---------------- ----- ----------------------
NAME OF OFFICER     ID Number(2) POSITION IN THE  DATE  SIGNATURE
SIGNING THIS FORM                COMPANY
------------------- ------------ ---------------- ----- ----------------------

I, the undersigned, ____________, Attorney at Law, hereby confirm that
Mr._______, whom I personally know or identified pursuant to ID no.
____________, and after I had cautioned him that he must state the truth and that he would be liable for the penalties prescribed by law if he did not do so, he confirmed the truth of his above Affidavit and he signed it before me.

Date: _________________
Signature: _________________
Name of the Attorney: _________________
Address: _________________
I.D. Number: _________________
License Number: _________________

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(1) If a specific section of the Articles of Association was changed without being canceled in its entirety, please state the change and the full version of the revised section.

(2) Non Israeli citizen shall state his passport number and country of issuance and shall add to this form a copy of his passport certified as set forth in
Section 16 of the Companies Ordinance (Reporting, Registration Details and
Forms) - 1999.

"38. NUMBER OF DIRECTORS

     The Board of Directors of the Company shall consist of not less than two
     (2) nor more than seven (7) Directors."

"39. ELECTION AND REMOVAL OF DIRECTORS

     (a) The Directors, except for External Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the year following the date on which this amendment to the Articles becomes effective, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the second year following the date on which this amendment to the Articles becomes effective, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the third year following the date on which this amendment to the Articles becomes effective, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. If the number of Directors constituting the Board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible, and any additional directors of any class shall hold office for a term which shall coincide with the remaining term of such class, but in no case a decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
     Notwithstanding anything in these Articles to the contrary, the provisions of this Article 39(a) may not be amended without approval of the holders of not less than seventy-five percent (75%) of the voting power represented at a meeting in person or by proxy and voting thereon."

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